As filed with the Securities and Exchange Commission on May 22, 2026
Registration No. 333-267889
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
POST-EFFECTIVE AMENDMENT TO:
FORM S‑3 REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________________________________

BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2411 Dulles Corner Park
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(703) 935-1930
(Registrant’s telephone number, including area code)
Brian O’Toole
BlackSky Technology Inc.
Chief Executive Officer and President
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
(703) 935-1930

Copies to:

Robert G. Day Michael C. Labriola Mark G.C. Bass Wilson Sonsini Goodrich & Rosati, Professional Corporation 1700 K Street, NW Fifth Floor Washington, DC 20006-3814 (202) 973-8800	Christiana L. Lin General Counsel and Chief Administrative Officer BlackSky Technology Inc. 2411 Dulles Corner Park, Suite 300 Herndon, Virginia 20171 (703) 935-1930

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above-referenced registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (the “Post-Effective Amendment”) is being filed by Blacksky Technology Inc. (the “Registrant”), to withdraw and remove from registration all of the unsold securities under the following Registration Statement on Form S-3 (Registration No. 333-267889) (the “Registration Statement”), which was previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2022 as amended on December 13, 2022, and declared effective by the SEC on December 15, 2022, registering the offer and sale from time to time of up to $200,000,000 of the Registrant’s securities.
The Registrant has determined that it has obtained well-known seasoned issuer status subsequent to filing the Registration Statement and is now eligible to register its securities under a new registration statement on Form S-3ASR (the “New Registration Statement”). In connection with the Registrant filing the New Registration Statement, all offers and sales of the Registrant’s securities registered pursuant to the Registration Statement are being terminated. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby terminates the Registration Statement in respect of any securities that remain unsold and deregisters all securities that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 22, 2026.

BlackSky Technology Inc.

By:	/s/ Brian O’Toole
Brian O’Toole
Chief Executive Officer and President
Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.